Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Heartland Express, Inc.:

We consent to the use of our report dated March 1, 2018, with respect to the consolidated statements of comprehensive income, stockholders' equity, and cash flows for the year ended December 31, 2017, and the related notes and financial statement schedule II, incorporated herein by reference and to the reference to our firm under the heading 'Experts' in the prospectus.

/s/ KPMG LLP
Des Moines, Iowa
July 21, 2020

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